UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2014

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

Commission File Number:  000-33021

South Carolina	57-1126200
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1111 W. Poinsett Street

Greer, South Carolina 29650

(Address of principal executive offices, including zip code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On July 23, 2014, after receiving regulatory approval, Greer Bancshares Incorporated (the "Company") issued an aggregate principal amount of $3,975,000 of Series B 5% Subordinated Notes due 2022 (the “Series B Notes”) in a private placement pursuant to certain exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and state securities laws.  According to executed purchaser questionnaires and representations made from purchasers, all of the Series B Notes were issued to “accredited investors” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

Also on July 23, 2014, after receiving regulatory approval, the Company used the entire proceeds from the Series B Notes plus $1,479,171 in dividends from the Company’s subsidiary bank, Greer State Bank, to pay all of the $91,171 of accrued but previously unpaid dividends on, and to repurchase all of the remaining outstanding $5,363,000 in aggregate principal amount of, the Company’s preferred stock (the “TARP Preferred”) that was issued to the U.S. Treasury Department in January 2009 under the Troubled Assets Relief Program. The sole purpose of the Series B Note offering was to repurchase a portion of the Company’s outstanding TARP Preferred.  The dividend rate on most of the TARP Preferred increased from 5% to 9% on February 16, 2014.  (The dividend rate on $500,000 in principal amount of the TARP Preferred was 9% from the date of issuance.)

The Series B Notes will initially accrue interest at a rate of 5% per annum, payable at the end of each calendar quarter. The interest rate will increase to 7% per annum, effective July 1, 2017.  Delay of payment prior to the maturity date due to restrictions imposed by applicable law or government regulatory agencies (“Regulatory Action”) will not constitute a default under, or breach of, the Series B Notes.  The Series B Notes mature on June 30, 2022.  The Company may prepay all or any part of the outstanding principal amount of the Series B Notes at any time after June 30, 2016.  The Series B Notes are not convertible into the common stock or any other securities of the Company and are not secured by any collateral, guaranty, insurance, sinking fund or other form of security.  There is no limitation on the Company’s right to issue additional indebtedness on par with or senior to the Series B Notes.

Holders of a majority of the principal amount of the Series B Notes may declare the principal and interest on all of the notes to be immediately due and payable if there is an Event of Default, which generally is defined as any of the following: (a) an interest payment on any Series B Note remains unpaid for 30 days after its due date (unless the failure results from Regulatory Action), (b) the Company fails to repay in full the principal of any Series B Note within 30 days of the maturity date (though if the failure is the result of Regulatory Action, there is no Event of Default unless the failure to pay continues after the first anniversary of the due date), (c) the Company fails to perform any obligation under the Series B Notes other than the obligation to pay principal or interest and that failure continues for a period of 60 days after the Company’s receipt of written notice and a request to cure from a holder of a Series B Note or (d) the Company files for bankruptcy or takes, or is subject to, other similar actions for the protection of creditors as described in the Series B Notes.

The foregoing description of the Series B Notes is qualified in its entirety by the form of Series B Note filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Each Series B Note was issued pursuant to a subscription agreement in the form filed herewith as Exhibit 10.2 between the Company and the note purchaser, which exhibit is incorporated herein by reference. The form of Subscription Agreement is included in this Current Report to provide information regarding its terms. It is not provided to give factual information about the Company or any other parties thereto. In addition, the representations, warranties and covenants contained in the Subscription Agreements were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to those agreements, and may be subject to limitations agreed to by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third−party beneficiaries under the Subscription Agreements and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

On July 23, 2014, the Company issued a news release announcing the foregoing. A copy of the news release is furnished herewith as Exhibit 99.1.

Item 1.02.

Termination of a Material Definitive Agreement.

On July 23, 2014, the Company repurchased and retired all of the remaining outstanding $5,363,000 in aggregate principal amount of the Company’s TARP Preferred stock. See the information set forth under Item 1.01 above, which information is incorporated herein by reference.

In connection with the Company's issuance of the TARP Preferred, on January 30, 2009, each of the Company's three most senior executive officers, consisting of Kenneth M. Harper, the Company's former President and Chief Executive Officer then in office; J. Richard Medlock, Chief Financial Officer; and Victor K. Grout, Executive Vice President of Greer State Bank, the Company's banking subsidiary -entered into an Amendment to Compensation Agreements for Senior Officers of Greer Bancshares Incorporated (filed as Exhibit 10.2 to the Company's Current Report on Form 8-K dated January 30, 2009 and filed with the Commission on February 3, 2009 ) whereby each executive voluntarily released the Company from any and all obligations to pay compensation prohibited by Section 111 of the Emergency Economic Stabilization Act of 2008 ("EESA") or any related regulation. Each Amendment, by its terms, ceased to be effective with the retirement of the TARP Preferred.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth under Item 1.01 above, which information is incorporated herein by reference.

Item 3.03.

Material Modification to Rights of Security Holders.

On July 23, 2014, the Company repurchased and retired all of the remaining outstanding $5,363,000 in aggregate principal amount of the Company’s TARP Preferred stock. See the information set forth under Item 1.01 above, which information is incorporated herein by reference.  As a result of the repurchase and retirement of all of the Company’s remaining outstanding TARP Preferred Stock, the Company is no longer restricted by the TARP Preferred Stock from paying dividends to its common shareholders, although the Company does have other restrictions on its ability to pay dividends to its common shareholders as disclosed in the Company’s quarterly reports filed with the Securities and Exchange Commission.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.02 above regarding amendments to the compensatory arrangements of the Company's senior executive officers is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit

Number

Description

10.1

Form of Series B 5% Subordinated Note due 2022.

10.2

Form of Subscription Agreement for Series B 5% Subordinated Notes due 2022.

99.1

News Release dated July 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greer Bancshares Incorporated

Date: July 28, 2014	By:	/s/ J. Richard Medlock, Jr.
J. Richard Medlock, Jr.
Chief Financial Officer

  EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Form of Series B 5% Subordinated Note due 2022.

EX-10.2	Form of Subscription Agreement for Series B 5% Subordinated Notes due 2022.

EX-99.1	News Release dated July 23, 2014.